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Exhibit 10.15

LEASE AGREEMENT

        THIS AGREEMENT Entered into as of the 1st day of January, 1944, between The Plow Realty Company of Texas, a Texas corporation, herein referred to as lessor, and Shell Oil Company, Incorporated, herein referred to as lessee;

        W I T N E S S E T H: That,

        1.     For and in consideration of the rent to be paid and the mutual covenants herein contained, lessor hereby demises, leases and lets unto lessee all of the lands hereinafter described except the minerals therein, but subject to that certain mineral lease dated July 20, 1939, recorded in Volume 28, page 589, of the Oil Lease Records of Colorado County, Texas, between said The Plow Realty Company of Texas, as lessor, and Shell Oil Company, Incorporated, as lessee, as amended from time to time, and subject also to a certain surface lease dated 8th day of October, 1942, between lessor and Oscar Wagenhoft, said lands being located in Colorado County, Texas, and described as follows:

    One hundred (100) acres of land, more or less, out of the O. K. Winn Survey, Abstract 589 and the Francis Mayhar Survey, Abstract 400, the said 100 acres being more particularly described as follows:

    Commencing at the northeast corner of the said O. K. Winn Survey, Abstract 589;

    Thence S. 89o00' W. with the north line of the said Winn Survey, a distance of exactly 2544.7 feet to the Beginning Point of the herein described tract, said point being on the west side of a graded road;

    Thence N. 01o00' W. at right angles, a distance of exactly 1315.1 feet to a point for the north east corner of the herein described tract;

    Thence S. 89o00' W. at right angles, a distance of exactly 2400.0 feet to a point for corner;

    Thence S. 01o00' E. at right angles, a distance of exactly 1815.1 feet to a point for corner;

    Thence N. 89o00' E. at right angles, a distance of exactly 2400.0 feet to a point for corner;

    Thence N. 01o00' W. at right angles, a distance of 500.0 feet to the place of beginning.

        TO HAVE AND TO HOLD Unto the said lessee, its successors and assigns, for the term and upon the covenants and conditions hereinafter set forth.

        2.     Lessee shall have full use and enjoyment of the premises for any purposes it sees fit, including, without limitation, the right to construct, maintain and operate a plant or plants for the extraction of liquid hydrocarbons from gas produced in the Sheridan Field of Colorado and Lavaca Counties, Texas, and elsewhere, oil refineries, loading racks, tanks, office buildings, employees' houses, warehouses, rail-road spur tracks, pipe lines, roads, ditches and water ponds, and including also the right to drill and operate water wells and to use and dispose of any water obtained therefrom for such purposes as lessee may deem advisable.

        3.     This lease shall become effective January 1, 1944, and shall continue for a term of ten (10) years, lessee to have the option of extending said lease for successive periods of ten (10) years each for so long as lessee may desire, by giving to lessor notice in writing of lessee's intention to extend the lease for an additional period of ten (10) years on or before sixty (60) days prior to the expiration of the initial term or of any succeeding ten (10) year period; provided, however, that lessee shall have the right to terminate the lease as to all or any part of the land on any anniversary date by giving to lessor written notice of lessee's intention so to do on or before thirty (30) days prior to any such anniversary date, the right of partial termination to be recurring. In the event of termination as to a part of the lands only, the rental shall be reduced in such proportion as the number of acres surrendered shall bear to one hundred (100) acres.

        4.     Lessor agrees to pay as rent for the premises leased hereby the sum of Five Hundred Dollars ($500.00) per year, said rent being payable annually in advance.

        5.     All buildings and improvements placed upon the leased premises by lessee hereunder shall be separately assessed from the land for tax purposes and the lessee shall pay all taxes lawfully assessed against such buildings and improvements when due. Lessee may, at its option, pay any delinquent taxes, penalties and interest thereon, assessed against the land, (except mineral estates therein separately assessed against others than the lessor), and the amount so paid shall become an obligation of the lessor to lessee, shall be payable upon demand and if not so paid, shall bear interest at the legal rate from date of demand until paid. In addition to any other remedies for collection thereof, lessee shall have the right to deduct the amount so paid and interest aforesaid from the rent.

        6.     For the considerations above mentioned, lessor hereby waives all claims of every nature whatsoever for damage to the leased premises and the grass and timber thereon caused by or resulting from the use by lessee of such land under the terms hereof, including, without limitation, such damage as may be caused by the construction, repairing, dismantling, or removal of any building, structure or any other improvement or any machinery and equipment made, constructed or placed upon said premises by lessee.

        7.     All buildings, structures, machinery and property of every kind constructed or placed upon the premises shall be considered personal property for all purposes, regardless of whether the same shall be affixed to the realty, and subject to the provisions of paragraph 8, lessee shall have the right to remove any and all buildings, structures, works, machinery, equipment or other thing constructed, built or placed on said property by lessee, and lessee shall have a period of six (6) months from and after the termination of this lease for any reason to effect such removal, and during such period shall not be held guilty of trespass, but shall have, and is hereby granted, the full right of ingress and egress to, from and over said property for the purpose of effecting such removal. Should lessee fail to remove any buildings, structure or other thing built, constructed or placed upon said premises within said period of six (6) months, lessor shall have the right to keep and retain the same without compensation to lessee therefor.

        8.     If lessee should default in the payment of rent or any part thereof when due and should thereafter fail to pay the full amount due within thirty (30) days after written demand therefor by lessor, then and from thenceforth this lease shall become terminated and lessor shall at once have the right of re-entry and shall have a lien upon all of the structures and other property of lessee placed upon the premises hereunder for security and satisfaction of rents due lessor and interest thereon at the legal rate and costs of collecting same, and none of such property shall be removed by lessee until the full and final payment thereof.

        9.     All notices necessary to be given under the terms of this lease shall be given by letters addressed as follows:

      Shell Oil Company, Incorporated
      Shell Building
      Houston 1, Texas

      The Plow Realty Company of Texas
      c/o R. E. Barnett
      Clinton, Missouri

or to such other address as either party hereto may designate by written notice to the other party. All notices hereunder shall be deemed to have been given when properly addressed and deposited in the United States mail with adequate postage prepaid.

        10.   Lessor covenants that lessee shall quietly and peaceably hold and enjoy the leased premises so long as this lease shall subsist, except, however, as to persons claiming under those two certain leases, respectively, mentioned in the first numbered paragraph hereof.

        11.   This agreement shall extend to and be binding upon the parties hereto, the successors and assigns.

        IN WITNESS WHEREOF, Parties hereto have executed this agreement as of the day and year first above written.

ATTEST	PLOW REALTY COMPANY OF TEXAS

[ILLEGIBLE] Secretary	By	/s/ R. E. BARNETT President
[SEAL]
SHELL OIL COMPANY, Incorporated

	By	/s/ A. E JAGO Attorney in Fact

STATE OF MISSOURI

COUNTY OF HENRY

        BEFORE ME, The undersigned authority, on this day personally appeared R. E. Barnett, President of The Plow Realty Company of Texas, a corporation known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act and deed of said corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

        GIVEN Under my hand and seal of office, this the 24 day of December, 1943.

[SEAL]	/s/ BARKLEY M. BROCK Notary Public in and for Henry County MO

        Commission Expires Aug. 18, 1944

STATE OF TEXAS	)
)
COUNTY OF HARRIS	)

        BEFORE ME, The undersigned authority, on this day personally appeared A. E. JAGO, known to me to be the person who executed the foregoing instrument in behalf of Shell Oil Company, Incorporated, and acknowledged that he executed the same as the free act and deed of said Shell Oil Company, Incorporated and for the purposes and consideration therein set forth.

        GIVEN Under my hand and seal of office, this the 19 day of January, 1944.

/s/ O.W. HATFIELD Notary Public in and for Harris County, Texas.
O.W. HATFIELD Notary Public, Harris County, Texas.
[STATE OF TEXAS SEAL]

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  Exhibit 10.15
LEASE AGREEMENT